Exhibit 10.2

EXECUTION VERSION

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT, dated as of April 21, 2011 and effective as of the Closing (as defined in the Purchase Agreement), between TruGreen Companies L.L.C., a Delaware limited liability company (“Licensor”), and TruGreen LandCare L.L.C., a Delaware limited liability company (“Licensee”).

PRELIMINARY STATEMENT:

WHEREAS, Licensor and Commercial Finance Services 110-A, LLC (“Buyer”) are parties to that certain Purchase Agreement, dated as of the date hereof (“Purchase Agreement”), under the terms of which Buyer acquired the Membership Interests in Licensee and the Transferred Partnership Interest in Licensee’s subsidiary, TruGreen LandCare California; and

WHEREAS, the Purchase Agreement calls for the execution and delivery of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Purchase Agreement, it is hereby agreed between Licensor and Licensee as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.  The following terms as used in this Agreement shall have the meaning given to them herein.

“Agreement” means this Trademark License Agreement and the Exhibits attached hereto.

“Brand Guide” means the document containing Licensor’s rules and practices for use of the Marks set forth in Exhibit B attached hereto, with such reasonable changes thereto as may be made by Licensor from time to time that are applicable to Licensor’s other businesses using a name or mark containing “TruGreen”, and in each case with any such changes being subject to Section 5.2.

“Effective Date” means the date on which this Agreement is effective as indicated in the first paragraph of this Agreement.

“Existing Promotional Materials” means any advertising and promotional materials  that were used by Licensee or any of the Acquired Companies during the twelve months prior to the Effective Date and any advertising or promotional materials that are substantially the same as such materials.

“Keyword Agreement”  means any agreement relating to the placement of paid listings for “keyword” or similar Website searches that contain the word or mark “TruGreen”, either alone or in combination with other words or phrases.

“Licensee” means the party identified as the Licensee in the first paragraph on page 1 of this Agreement.

“Licensor” means the party identified as the Licensor in the first paragraph on page 1 of this Agreement.

“Marks” means and shall be limited to the service marks, trademarks, logos and domain names as shown in Exhibit A attached hereto.

“New Services” means all services, excluding the Base Services, that are approved as “New Services” in accordance with Section 3.1.

“New Promotional Materials” means all advertising and promotional materials  other than the Existing Promotional Materials that are approved as “New Promotional Materials” in accordance with Section 3.1.

“Purchase Agreement” means the agreement identified in the first recital on page 1 of this Agreement.

“Quality Standards” means: (i) at least the same standards, in all material respects, of quality, appearance, service, design, material and workmanship observed by Licensee or the Acquired Companies in the conduct of the Business during the twelve months prior to the Effective Date in the marketing, promotion and delivery of Services; and (ii) such additional standards as may be adopted pursuant to Section 4.1.

“Services” means (a) landscape design, landscape maintenance, mowing, grass cutting, edging, gardening, tree and plant removal, planting and maintenance, irrigation and installation and maintenance of irrigation systems, snow and ice removal services and any other services (other than those in (b) below), in each case performed, marketed, promoted, offered for sale, sold, rendered or otherwise commercialized by Licensee or any of the Acquired Companies to Commercial Customers during the twelve months prior to the Effective Date, (b) lawn maintenance (other than mowing, grass cutting, edging), fertilization and exterior pest and weed control services provided to Commercial Customers, but only to the extent provided or performed in areas where professional third party providers of such services are not reasonably available, (c) operation of a tree or plant nursery, (d) services that are related or ancillary to any of the services identified in items (a) and (c) and which are not competitive with any services or products then offered by Licensor or its Affiliates at the time Licensee first proposes to begin providing such services, provided Licensee shall give written notice to Licensor prior to offering any such related or ancillary services (collectively, the items in (a), (b), (c) and (d) being the “Base Services”), and (e) New Services as permitted by Article III.

“Term” shall mean the period of time identified in Section 8.1(a).

“Territory” shall mean and be limited to the United States of America.

Section 1.2            Interpretation.  Articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.  For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (b) the word “or” is not exclusive and (c) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole.  Unless the context otherwise requires, references herein:  (i) to Articles, Sections and Exhibits mean the Articles and Sections of, and the Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II

LICENSE GRANT

Section 2.1            Grant.  Licensor hereby grants to Licensee a limited, exclusive, non-transferrable (except as provided in Section 10.5), non-sublicensable (except to an Affiliate) right and license to use the Marks during the Term in the Territory in connection with the performance, marketing, promotion, offering for sale, sale, rendering or other commercialization of the Services, in accordance with the terms and conditions set forth in this Agreement, including for the avoidance of doubt the Quality Standards and Brand Guide.  Licensee hereby accepts this grant of license, subject to the terms and conditions set forth in this Agreement.  In connection with the license granted in this Section 2.1, Licensee may, with the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed, use any Mark in combination with other words or marks in connection with the Services.  As between the parties, Licensor shall own the “TruGreen” component of any such combination and Licensee shall own the “LandCare” component and any new or other term or element, other than a term or element then owned or used by Licensor or one of its Affiliates, used in connection with the Marks in this manner.   Only Licensee and its sublicensees authorized under Section 2.2 shall be permitted to use the Marks in connection with the marketing, sale or provision of the Services.

Section 2.2            Sublicenses.  The licenses granted under this Agreement are personal to Licensee.  No rights granted under this Agreement may be sublicensed or delegated to a third party other than to an Affiliate of Licensee.  Any such sublicense shall be subject to the terms of this Agreement and any Affiliate sublicensed under this Section 2.2 shall agree to be bound by the terms of this Agreement, provided Licensee shall continue to be responsible for the performance or non-performance of such Affiliate.  On each anniversary of this Agreement or more frequently if reasonably requested by Licensor, Licensee shall provide Licensor with a list of any sublicenses granted by Licensee.

Section 2.3            Reservations.  (a) Any rights related to the Marks not granted to Licensee in this Agreement are specifically reserved by and for the Licensor.  For the avoidance of doubt and subject to Section 8.5 of the Purchase Agreement and the last sentence of Section 2.1, Licensor expressly reserves the right to retain for itself (and/or its Affiliates) and/or to grant to third parties licenses of any scope, in any geographical area, to use the term “TruGreen” alone or in combination with any word, other than “Landcare”, including on or in connection with any product or article of merchandise.

(b)  Notwithstanding the foregoing, during the Term and following the termination of the restrictions in Section 8.5 of the Purchase Agreement, Licensor shall not use the Marks, or any mark containing “TruGreen” in combination with a word that is a confusingly similar derivative of the word “LandCare”, or grant to third parties a license to use the same, in connection with the Services.  For the avoidance of doubt and by way of example only, the terms “TruGreen LawnCare,” “TruGreen Landscaping,” and/or any other compound term, the second word of which is “Care” and the first word of which is any word other than “Land,” shall not be deemed to be such a confusingly similar derivative.  Licensee acknowledges that this Agreement only pertains to the Marks and does not include a license or any other rights to any other intellectual property of Licensor, including patents, trademarks or copyrights.

Section 2.4            License Limitations.  Licensee, on behalf of itself and its Affiliates, agrees that the rights of the Licensee and its Affiliates to the Marks pursuant to the terms of any trademark agreement between Licensor and its Affiliates (other than Licensee and its Affiliates) on the one hand and the Licensee and its Affiliates (including the Acquired Companies) on the other that exist prior to the Effective Date shall terminate on the Effective Date.  Licensee, on behalf of itself and its Affiliates, agrees that after the Effective Date, Licensee and its Affiliates will not expressly, or intentionally by implication, do business as or represent themselves as Licensor or its Affiliates. For the avoidance of doubt, use of the Marks by Licensee as permitted hereunder and, where necessary hereunder, approved by Licensor shall not constitute Licensee doing business as or representing themselves as Licensor or its Affiliates.

ARTICLE III

NEW SERVICES

Section 3.1            New Services and New Promotional Materials.  All New Services and New Promotional Materials are subject to the advance written approval of Licensor in accordance with this Section 3.1 and Section 3.2.  Approval of new services as “New Services” shall be subject to the written approval of Licensor in its sole discretion.  With respect to approval of any new promotional materials as “New Promotional Materials”, Licensor shall not unreasonably withhold, condition or delay its approval any new promotional materials if such promotional materials: (i) shall be of a standard of quality that is substantially equal to or better than the quality of the Existing Promotional Materials, and (ii) are intended for the same or substantially equivalent purpose and application as the Existing Promotional Materials.  All New Promotional Materials shall contain the following statement: “The TRUGREEN LandCare marks are used under license from TruGreen Companies L.L.C.”

Section 3.2            Approvals.  Licensee shall be permitted to use all Existing Promotional Materials without approval.  Licensee shall submit descriptions of all New Services and representative samples of all New Promotional Materials to Licensor except as otherwise provided in the last sentence of this Section 3.2.  Licensor shall thereafter have ten (10) days to approve or reject each item of New Promotional Material.  Any New Service may not be performed, marketed, promoted, offered for sale, sold, rendered or otherwise commercialized under or in connection with a Mark prior to receipt by Licensee of written approval from Licensor.  No New Promotional Material may be used or disseminated in any manner prior to receipt by Licensee of written approval (or deemed approval) from Licensor unless the Marks are entirely removed therefrom.  Licensor may only disapprove of any New Promotional Materials if such materials violate any of the terms of this Agreement.  During such review, if Licensor reasonably determines that Licensee’s use of the Marks on New Promotional Materials do not meet the Quality Standards or Brand Guide or otherwise violate any of the terms of this Agreement, Licensor shall notify Licensee in writing within ten (10) days of receipt of the sample.  Such notification must include a detailed description of the specific aspects of Licensee’s use of the Marks that do not comply with the terms set forth in this Agreement.  If Licensor does not provide such detailed notice of disapproval to Licensee regarding any of the submitted sample materials within ten (10) days of Licensor’s receipt of the submission, then such New Promotional Materials shall be deemed approved.  After any New Services are approved by Licensor, or New Promotional Materials are approved or deemed approved by Licensor, then Licensee shall not be required to seek Licensor approval for the continued delivery of such New Services or reuse or revisions of such New Promotional Materials (or any reuse or revision of Existing Promotional Materials) that are substantially the same as the Existing Promotional Materials, the previously approved New Promotional Materials or the New Services.

ARTICLE IV

QUALITY

Section 4.1            Adherence to Quality Standards.     The conduct of the Business and the Services, including the methods and processes used by Licensee in the delivery of Services, shall comply with: (i) the Quality Standards, (ii) all applicable Requirements of Law, (iii) all applicable industry standards and all safety standards applicable to a particular business activity, provided Licensor adheres to such standards in its own comparable businesses, and (iv) all other limitations, restrictions and requirements of this Agreement.  After the Effective Date, Licensor may periodically seek to establish additional Quality Standards, in which case Licensor shall notify Licensee in writing of any such additional proposed Quality Standards, and License shall reasonably consider them in good faith.  As promptly as reasonably practicable, but in no event later than thirty (30) days after being notified of such proposed additional Quality Standards, Licensee shall notify Licensor in writing whether it accepts or rejects such proposed additional Quality Standards.  If Licensee accepts them, such additional Quality Standards shall be immediately effective and shall supersede the standards referred to in subpart (i) of the definition of Quality Standards to the extent of any conflict therewith, and Licensee shall thereafter comply with the revised Qualified Standards within a reasonable period of time.  If Licensee rejects the additional standards, Licensee shall so notify Licensor in writing, including by providing its reasons for the rejection, and continue to comply with the standards set forth in subpart (i) of the definition of Quality Standards.

Section 4.2            Inspections.  For the purpose of verifying Licensee’s compliance with this Agreement, Licensor has the right to inspect the nature and quality of the Services performed, marketed, promoted, offered for sale, sold, rendered or otherwise commercialized on or after the Effective Date and the materials created and used to promote the Services on or after the Effective Date, but only to the extent any Marks are used on or in connection with any of the foregoing.  In connection therewith: (a) Licensor or its authorized representative shall have the right at any reasonable time or times during regular business hours on reasonable notice to visit the facilities of Licensee and, with appropriate supervision by and coordination with Licensee, a representative sample of the locations where Services are delivered by Licensee to inspect the processes and methods used in the delivery of Services; (b) Licensee agrees to furnish Licensor, from time to time as reasonably requested by Licensor, representative samples of all materials to which the Marks are affixed and representative samples showing all other uses of the Marks by Licensee, and (c) upon Licensor’s reasonable request, Licensee shall permit Licensor to examine and audit documents, books and records pertaining to the marketing, promoting, sale, quality, performance and other characteristics of the Services as Licensor may reasonably require to verify that Services delivered by Licensee meet the Quality Standards and that Licensee’s use of the Marks are in full compliance with Licensee’s obligations under this Agreement.  Notwithstanding the foregoing, (i) Licensor shall exercise its rights under this Section 4.2 in a manner that does not unreasonably interfere with the Licensee’s operation of its business, and (ii) Licensor may only inspect each of Licensee’s facilities or request access to documents, books and records once in any twelve month period or more frequently as may be reasonably necessary under the prevailing circumstances with respect to the location or facilities to be inspected.  Any information obtained by Licensor in connection with this Agreement, including with respect to inspections or approvals hereunder shall be considered “Confidential Information” and subject to the terms of the Purchase Agreement.  Licensor shall keep all of such Confidential Information confidential and use the Confidential Information solely for the purposes set forth herein and not for any other commercial purpose.

Section 4.3            Corrective Actions.  If, at any time, the use of the Marks or the performance, marketing, promotion, offering for sale, selling, rendering or other commercialization of Services fail to meet the Quality Standards or any other requirement of this Agreement and Licensor notifies Licensee in writing of such failure (which notice shall describe, in reasonable detail, which Quality Standard or other requirement is not being met and how the use of the Marks or the Services fail to meet such Quality Standards or other requirement), Licensee shall promptly take steps to bring such Services or other activity into conformance.  If Licensee fails to cure such failure within sixty (60) days of receiving such written notice of nonconformity, then Licensee shall promptly cease using the non-conforming materials or cease performing, marketing, promoting, offering for sale, selling, rendering or otherwise commercializing the non-conforming Services under the Marks, as the case may be.

ARTICLE V

USE OF MARKS

Section 5.1            Limited License.  Licensee is authorized to use the Marks hereunder only in connection with the marketing, sale and provision of the Services, including use in its general publicity, advertising, instruction books and other literature relating to Services.  Licensee and its Affiliates may also use: (i) the Marks as part of its trade name or the trade name of any Affiliate providing Services; and (ii) such trade names in connection with the general business activities of Licensee or any such Affiliate. During the Term, Licensee shall be permitted to refer to Licensor’s name in any third party (including customers and suppliers) facing documents and materials to inform such third parties of the transactions consummated pursuant to the Purchase Agreement, provided any such documents or materials shall be deemed to be New Promotional Materials subject to the requirements of Article 3.

Section 5.2            Appearance and Use of Marks.  Licensee shall comply with the Quality Standards and Brand Guide.  In using the Marks, Licensee shall indicate that the Marks are registered trademarks of Licensor.  Licensee agrees to comply fully with all reasonable guidelines adopted from time to time by Licensor for the purpose of distinguishing Licensor’s trademarks and preventing confusion of Licensor with any other entity, provided that such guidelines are applied by Licensor to all of its businesses using a name or mark containing “TruGreen” and are set forth in the Brand Guide as it may be amended from time to time in accordance with this Agreement.  In connection with any revision in the Brand Guide adopted by Licensor requiring a change in Licensee’s use of the Marks, Licensor shall give reasonable advance written notice of the revision.  Licensee will implement the revision when, in the ordinary course of business for reasons other than the revision: (i) new advertising, brochures and other promotional materials are produced; (ii) new letterhead, forms, business cards, and other printed materials are produced; (iii) new vehicles are acquired and put into service; (iv) existing vehicles are repainted; (v) signage is repainted or replaced; (vi) websites and other computer based applications are updated; and (vii) any other materials containing the Marks are produced; provided that Licensor shall reimburse Licensee for its reasonable out of pocket design and external implementation costs incurred in connection with implementing any revision to the Brand Guide except for costs specified in this Section 5.2(i) — (vii).  For the avoidance of doubt, Licensee shall not be required to discontinue using or destroy any materials bearing the Marks in existence at the time of Licensor’s notice of a revision unless Licensor directs Licensee to do so in writing.  If Licensor so directs Licensee, Licensor shall pay all costs and expenses incurred by Licensee related to the replacement of any of the affected materials or repainting of affected vehicles or signage.

Section 5.3            Compliance.  Licensee shall comply with all applicable Requirements of Law pertaining to the proper use and designation of trademarks.

Section 5.4            Corrective Actions.  Licensee shall promptly cease any use of the Marks upon written notice from Licensor under circumstances where in the reasonable opinion of Licensor’s legal counsel such use of the Marks is likely to result in an adverse claim against Licensor or Licensee by a third party.

Section 5.5            Cooperation.  Licensee shall supply Licensor with such information concerning sales and delivery of the Services as Licensor may reasonably request that are necessary to aid Licensor in the acquisition, maintenance, and renewal of registrations of the Marks or for any other purpose.  Licensee shall fully cooperate with Licensor (at Licensor’s expense) in the execution, filing, and prosecution of any trademark or copyright applications relating to Services that Licensor may desire to file and for that purpose Licensee shall supply to Licensor such samples, labels and other similar materials as may be required by Licensor.

Section 5.6            Keyword Agreements.  During the Term, Licensee shall not enter into any Keyword Agreement.  Upon expiration or termination of this Agreement, Licensee shall, at Licensor’s election, either terminate, assign or modify any Keyword Agreement existing on the Effective Date to exclude the Marks from the applicable keywords or search terms.

ARTICLE VI

OWNERSHIP AND VALIDITY OF MARKS

Section 6.1            Licensor’s Ownership.  Licensee admits the validity, and Licensor’s ownership of, the Marks and agrees that any and all rights that might be acquired by the use of the Marks by Licensee shall inure to the sole benefit of Licensor.  Licensee admits and agrees that, as between the parties, Licensee has been extended only a mere permissive right to use the Marks as provided in this Agreement which is not coupled with any ownership interest.  If Licensee obtains rights or interests in the Marks other than the rights granted under this Agreement, Licensee hereby transfers, and shall execute upon Licensor’s request documents or instruments necessary to transfer, those rights to Licensor.

Section 6.2            Restrictions on Use or Registration, Avoidance of Confusion.  Except as expressly set forth in this Agreement, Licensee shall not use, in connection with any business or other commercial activity, or register any trademark or Internet domain name consisting of or including “TruGreen” or any of the Marks, or any other word or mark confusingly similar to any of the foregoing.  Whenever the attention of Licensee is called by Licensor to any confusion with Licensor’s business arising out of Licensee’s business activities referred to in the previous sentence, Licensee will take prompt and appropriate steps to remedy or avoid such confusion.  Notwithstanding the foregoing, Licensor acknowledges and agrees that, as between the parties and except as provided in Section 2.3, Licensee is the sole owner of the “LandCare” mark and derivations thereof that do not include “TruGreen”, and Licensee is freely permitted to register marks containing “LandCare” without “TruGreen”.  For clarity, after the Term, Licensee shall be permitted to file applications to register any mark containing the term “LandCare”, or variations thereof, alone or with other terms.  Licensor will not oppose any registration by Licensee of “LandCare” standing alone, “[     ] LandCare” or “LandCare [    ]”, so long as “[   ]” is not “TruGreen”, another mark then owned by Licensor, or any other word or mark confusingly similar to either.  If requested by Licensee, Licensor will provide written consent to register any such mark if such consent is required by Licensee to overcome an objection by a trademark examiner in the U.S. Patent and Trademark Office to a pending application for such mark.  If the examining attorney does not accept such written consent, the Licensor shall take any other action reasonably requested by Licensee in connection with obtaining such registration.

Section 6.3            Infringement.  Licensee shall give Licensor prompt written notice of any known or suspected infringements or other violations of the Marks. Upon Licensor’s request, Licensee shall cooperate with Licensor (at Licensor’s expense) in the enforcement and protection of the Marks.  Licensor shall retain the first right to bring all actions and proceedings in connection with infringement or misuse of the Marks at its sole discretion.  If Licensor decides to enforce the Marks against an infringer, all costs incurred and recoveries made shall be for the account of Licensor. If Licensor decides not to enforce a Mark against an infringer, Licensee shall have the right to bring an action in its name, joining Licensor as necessary, provided: (i) such action shall be at Licensee’s sole cost and expense; (ii) Licensee reimburses Licensor for its cost and expenses, excluding internal costs, of cooperating with Licensee in pursuing the action; and (iii) Licensee shall have no right to assert any claim or pursue any action with respect to the name and mark “TruGreen” standing alone or any name or mark other than “TruGreen LandCare”.

Section 6.4            Covenant Not to Contest Validity.  Licensee will not, directly or indirectly, at any time during the Term of this Agreement, and any time thereafter do or cause to be done any act or thing disputing, attacking, or impairing Licensor’s right, title or interest in or to the Marks.

Section 6.5            No Representations.  Licensee has no right, and shall not represent that it has the right to bind or obligate Licensor in any way.

ARTICLE VII

CONSIDERATION

The rights and licenses granted under this Agreement are royalty free.

ARTICLE VIII

TERM AND TERMINATION

Section 8.1            Term.

(a)  This Agreement shall be in effect for seven (7) years from the Effective Date unless terminated sooner pursuant to: (i) Section 8.1(b), in which event the Agreement shall terminate on the Buyout Termination Date (as defined herein), if Licensor makes the Termination Payment (as defined herein); or (ii) Section 8.3 (with the period beginning on the Effective Date and ending on (A) last day of the seventh (7th) year following the Effective Date, (B) the Buyout Termination Date, or (C) the date of a termination in accordance with Section 8.3, as applicable, being referred to as, the “Term”); provided, however, that, the license granted hereunder shall continue after the Term, on the terms set forth herein, solely for the purposes and the transition period described in Section 8.4.

(b)  Licensor shall have a unilateral right (the “Buyout Right”) to elect to terminate the license granted hereunder with such termination to be effective as of the first anniversary of the Effective Date (the “Buyout Effective Date”) in exchange for a payment to

Licensee of Twelve Million Dollars ($12,000,000) (the “Termination Payment”).  If Licensor does not provide Licensee with written notice of its election to exercise its Buyout Right on or prior to the Buyout Effective Date, then such Buyout Right shall lapse.  If Licensor elects to terminate the license granted hereunder, Licensor shall pay Licensee the Termination Payment within thirty (30) days after the Buyout Effective Date.  In the event Licensor exercises its Buyout Right, the “Buyout Termination Date” shall be the third anniversary of the Effective Date.

(c)  If Licensor exercises its Buyout Right, then upon the consummation of a Sale Transaction (as defined in the Purchase Agreement), if the Incremental Business EBITDA (as defined below) is equal to or greater than Zero Dollars ($0), then Licensee shall pay Licensor $2,000,000 within thirty (30) days following the consummation of such Sale Transaction.  For each ten percent (10%) increase in the Comparison Period EBITDA over the Baseline EBITDA, Licensee shall pay Licensor an additional $500,000, up to a maximum incremental payment amount pursuant to this sentence of $2,000,000.  For example, if the Comparison Period EBITDA is twenty percent (20%) more than the Baseline EBITDA, then the total payment pursuant to this Section 8.1(c) would be $3,000,000.  For the avoidance of doubt, the maximum aggregate payment required under this Section 8.1(c) would be $4,000,000.  “Incremental Business EBITDA” shall mean the difference between (i) the Business EBITDA (as defined herein) for the twelve month period ending on the date of the consummation of the Sale Transaction, or if the consummation of the Sale Transaction is not on the last day of a month, the last day of the month immediately preceding the date of the consummation of the Sale Transaction (the “Comparison Period EBITDA”) minus (ii) the Business EBITDA for the twelve month period ending on the Buyout Effective Date, or if the Buyout Effective Date is not on the last day of a month, the last day of the immediately preceding month (the “Baseline EBITDA”).  “Business EBITDA” shall mean for the relevant time period, the amount equal to the sum of (a) net earnings (or net loss) of the Acquired Companies (as defined in the Purchase Agreement) on a consolidated basis for such period, but excluding (without duplication): (i) any gains or losses from the collection of the proceeds of any insurance policies or insurance settlements for capital items, (ii) any income or gain or loss during such period from any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, or (iii) any discontinued operations or disposition thereof (collectively, “Net Income”), plus (b) to the extent (but only to the extent) deducted in determining Net Income, without duplication, (I) all interest expense for such period, (II) all charges against Net Income for such period for federal, state and local income taxes, (III) all depreciation expenses for such period, (IV) any extraordinary, unusual or non-recurring or non-cash loss or expense, to the extent realized during such period, and (V) all amortization expenses and management fees paid to an any affiliated party for such period, minus (c) to the extent (but only to the extent) added in determining such Net Income (1) all interest income during such period, and (2) any extraordinary, unusual or non-recurring or non-cash income or gains, to the extent realized during such period.  If the Acquired Companies engage in any subsequent acquisition, joint venture (in either case using equity capital contributed by Licensee or one of its Affiliates or debt, other than debt incurred pursuant to a previously established revolving facility), disposition or similar transaction, the effect of which would have an impact on calculation of Business EBITDA, then Business EBITDA will be calculated without giving effect to any item (a) through (c) generated by, resulting from or related to such acquisition, joint venture, disposition or similar transaction (or the business acquired thereby).  At Licensor’s request, Licensee shall provide a statement in reasonable detail and with reasonable supporting documentation showing Licensee’s calculation of Comparison EBITDA, Baseline EBITDA and the Incremental Business EBITDA.  In the event of any dispute between the parties with respect to the determination of the amount of the payment required under this Section 8.1(c), the parties hereto shall submit such dispute to a neutral arbitrator in accordance with the arbitration procedures under Article VIII of the Spray Agreement.

Section 8.2            Renewals or Extensions.  Licensee and Licensor may mutually agree to extend the Term at or prior to the expiration of this Agreement; provided, that in the event such Term is not extended, Licensee acknowledges Licensee’s obligations to discontinue all uses of the Marks required under Section 8.4.  For the avoidance of doubt, Licensor shall have no obligation to agree to any extension of this Agreement.

Section 8.3            Termination By Licensor or Licensee.  In the event Licensee materially breaches this Agreement and Licensor elects to give Licensee written notice of such material breach, Licensee shall have sixty (60) days from the receipt of such written notice to remedy the breach.  If the breach is not remedied within said sixty (60) day period or if Licensee is not proceeding diligently to cure such breach, Licensor shall have the right to terminate this Agreement at any time thereafter by giving Licensee notice of such termination.  Licensee may terminate this Agreement at any time for any reason.

Section 8.4            Cessation of Use of the Marks; Transition.  As of the end of the Term, Licensee shall immediately cease and discontinue completely any and all uses of the Marks; provided, however, that Licensee shall own the “LandCare” portion of the Mark and shall be free to use “LandCare” in any of its businesses or marks following the Term.  Without limiting the generality of the foregoing, at such time Licensee shall (a) cease using and destroy all signage, letterhead, business cards, contracts, invoices, purchase orders, forms, brochures, advertising and promotional literature, and other materials of any kind whatsoever containing the Marks and (b) promptly, and in any event within two (2) Business Days after the end of the Term, change the name of any of its Affiliates (including the Acquired Companies) that include the word “TruGreen” to a name that does not include such word or any part thereof or any confusingly similar words.  Licensee shall repaint or remove the Marks from all vehicles bearing the Marks.  Licensee shall discontinue using any domain name containing a Mark and remove the Marks from the content of any website used in the Business or otherwise maintained by or for Licensee.  Notwithstanding the foregoing, Licensee shall not be required to destroy materials retained by Licensee as business records in the ordinary course of business.

Section 8.5            Survival.   The following provisions of this Agreement shall survive the expiration or any termination hereof:  Sections 2.3(a), the second sentence of Section 2.4, Section 5.6, Section 6.1, Section 6.4, Section 8.1(c), Section 8.4, Article 9 and Article 10.  Any other provision of this Agreement that by its nature should extend beyond the expiration or termination of this Agreement in order to effectuate its intended purpose shall also survive.

ARTICLE IX

LIMITATIONS

Section 9.1            No Responsibilities.  Nothing in this Agreement shall be construed as: (i) a warranty or representation by Licensor that the Marks or the Services marketed, promoted or delivered using the Marks under the license granted in this Agreement is or will be free from the rightful claim of third parties by way of infringement or the like; (ii) a requirement that Licensor shall file or prosecute trademark applications, secure copyrights, or maintain registrations for trademarks, service marks, domain names or copyright in force or notify Licensee of actions or failures to act with respect to applications or renewals (subject to Section 6.3); (iii) an obligation that Licensor bring or prosecute actions or suits against third parties for infringement or the like (subject to Section 6.3); or (iv) granting by implication, estoppel, or otherwise, licenses or rights under intellectual property rights of Licensor other than to the Marks.  The foregoing does not affect any representations, warranties or covenants under the Purchase Agreement.

Section 9.2            Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSEE AGREES AND ACKNOWLEDGES THAT THE MARKS ARE LICENSED HEREUNDER, AND THE RIGHTS UNDER SECTION 2.5 WILL BE TRANSFERRED AS IS, WITHOUT WARRANTY OF ANY KIND, AND SUBJECT TO ALL EXISTING LICENSES AND RIGHTS GRANTED, AND THAT LICENSOR DOES NOT MAKE, AND LICENSOR HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR OR OTHER PURPOSE.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES, EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE PERFORMANCE, MARKETING, PROMOTION, OFFERING FOR SALE, SALE, RENDERING OR OTHER COMMERCIALIZATION OF THE SERVICES.  THE FOREGOING DOES NOT AFFECT ANY REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THE PURCHASE AGREEMENT.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1         Equitable Relief.  Licensee agrees that the Marks possess special, unique, and extraordinary characteristics, which make difficult the assessment of the monetary damage that Licensor would sustain by unauthorized use of the Marks and that Licensor may suffer irreparable injury by such unauthorized use of the Marks.  Licensee agrees that injunctive and other equitable relief may be appropriate in the event of a breach of this Agreement by Licensee; provided, however, that such relief shall not exclude other legal remedies otherwise available.  The parties agree that in any such action, Licensor shall not be required to post a bond.

Section 10.2         Indemnification.  (a) Licensee shall fully indemnify and hold harmless Licensor and its Affiliates, and their officers, directors, employees or agents, against any and all claims, losses, damages, expenses or liability asserted against or suffered by them and arising out of (i) Licensee’s breach of this Agreement; (ii) the performance, marketing, promotion, offering for sale, selling, rendering or other commercialization of Services by Licensee under the Marks after the Effective Date, whether or not such Services conform to the required Quality Standards or Licensor has specifically approved the Services; or (iii) any claim to the extent arising after the Effective Date that use of the Marks by Licensee other than in accordance with the requirements of this Agreement infringes or otherwise violates the intellectual property rights of any third party.  Notwithstanding the foregoing, Licensee shall not be required to indemnify or hold Licensor harmless from any claim or other matter to the extent such claim or other matter relates to, arises from or is based on facts which constitute, a breach of any of the representations, warranties or covenants of Licensor and its Affiliates contained in the Purchase Agreement.

(b)  Licensor agrees to indemnify, defend and hold Licensee, its Affiliates and their officers, directors, and employees harmless from any and all Claims, including attorneys fees and other costs, that may be claimed or asserted against Licensee its Affiliates, or any or all of the above mentioned persons or their successors:  (1) arising or resulting directly or indirectly out of Licensor’s or its Affiliates’ actual or proposed sale, promotion, or use of any products or services sold or supplied by Licensor or its Affiliates bearing the Marks, or out of any other actual or proposed use of the Marks by Licensor or any of its Affiliates, in each case after the Effective Date; or (2) on account of any actual or alleged trademark infringement arising out of the use of the Marks by Licensee in strict accordance with, and pursuant to, the terms of this Agreement, including for the avoidance of doubt, the scope of the license grant, the Quality Standards and Brand Guide.

Section 10.3         Governing Law; Waiver of Jury Trial.

(a)  This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.  Except as provided in Section 10.1, all actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Dispute Location; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any state court sitting in the state of the Dispute Location.  Consistent with the preceding sentence, the parties hereto hereby: (i) submit to the exclusive jurisdiction of any federal or state court sitting in the Dispute Location for the purpose of any action arising out of or relating to this Agreement brought by any party hereto; and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.  “Dispute Location” means (a) Memphis, Tennessee for so long as Licensee’s headquarters remains within the greater Memphis, Tennessee area, and (b) thereafter Atlanta, Georgia.

(b)  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION 10.3(b).

Section 10.4         Notices.  All notices, consents, waivers or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when received by facsimile, email, registered or certified mail (postage prepaid, return receipt requested) or by an internationally recognized private overnight courier addressed as follows:

If to Licensee, to:

c/o The ServiceMaster Company
860 Ridge Lake Blvd.
Memphis, Tennessee 38120
Attention:	Corporate Manager

with a copy (which shall not constitute notice) to:

c/o Aurora Resurgence Management Partners, LLC
10877 Wilshire Boulevard, 21st Floor
Los Angeles, California 90024
Attention:	Joshua K. Phillips
Facsimile:	(310) 208-8952
Email: xxxxxx@aurorares.com

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
227 West Monroe Street, Suite 4700
Chicago, Illinois 60606
Attention:	Brooks B. Gruemmer
Facsimile:	(312) 984-7700
Email: xxxxxx@mwe.com

If to Licensor, to:

c/o The ServiceMaster Company
860 Ridge Lake Blvd.
Memphis, Tennessee 38120
Attention:	General Counsel
Facsimile:	(901) 597-8025
Email: xxxxxx@servicemaster.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Brian J. Fahrney
Facsimile: (312) 853-7036
Email: xxxxxx@sidley.com

or to such other address as such party may indicate by a notice delivered to the other party hereto.

Section 10.5         Assignment; No Third Party Beneficiaries.  This Agreement (and the rights and obligations of either party under this Agreement) shall not be assignable by Licensee without the prior written consent of Licensor; provided, that the rights of Licensee may be assigned (in whole or in part), without the consent of Licensor: (a) to one or more corporations all of the outstanding capital stock of which is owned or controlled by Licensee or to one or more general or limited partnerships or limited liability companies owned or controlled by Licensee or the members of Licensee, the assignee agrees to be bound by the terms of this Agreement in form and substance reasonably satisfactory to Licensor; (b) for collateral purposes, to any person providing financing to Licensee or its Affiliates; or (c) to any third party to which all of Licensee’s equity is transferred or to which Licensee transfers all or substantially all of its assets or the Business, provided that in the case of this clause (c), prior to such assignment Licensee delivers to Licensor the written agreement of such assignee, in form and substance reasonably acceptable to Licensor, agreeing to be bound by the terms of this Agreement; provided, however, that in connection with any assignment under subpart (c) Licensor’s consent shall be required, in its sole discretion, prior to any assignment or transfer of this Agreement to a Competitor of Licensor.  For purposes hereof, a “Competitor of Licensor” shall mean a business which generates either (i) $10 Million or more of revenue or (ii) an amount equal to more than 25% of its revenue, from the sale of services or products that are substantially the same as the services or products then being offered by Licensor or any of its Affiliates.  No such assignment shall relieve Licensee of its obligations hereunder.  Any assignment in violation of this Section 10.5 shall be null, void and without effect.  Licensor may assign this Agreement, and any of its rights under this Agreement, and may delegate any of its duties under this Agreement to any third party to which it transfers the Marks provided that prior to such assignment Licensor delivers to Licensee the written agreement of such assignee agreeing to be bound by the terms of this Agreement.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 10.5 any right, remedy or claim under or by reason of this Agreement.

Section 10.6         Entire Agreement; Amendments.  This Agreement and the Exhibits referred to herein, and the Purchase Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto.  This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

Section 10.7         Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof as provided in this Section 10.7.  Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party (which, with respect to Licensor, shall only be an officer of Licensor).  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 10.8         Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Requirements of Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 10.9         Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Licensor and Licensee.  Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission (including email or facsimile) shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

TRUGREEN LANDCARE L.L.C.
By: TruGreen Companies L.L.C., its managing member
By: ServiceMaster Consumer Services Limited Partnership, its manager
By: ServiceMaster Consumer Services, Inc., its general partner

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Senior Vice President & Treasurer

TRUGREEN COMPANIES L.L.C.
By: ServiceMaster Consumer Services Limited Partnership, its manager
By: ServiceMaster Consumer Services, Inc., its general partner

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Senior Vice President & Treasurer

EXHIBIT A

Marks

Word Mark	TRUGREEN LANDCARE
Goods and Services

IC 037. US 100 103 106. G & S: Installation and maintenance of landscape irrigation systems; landscape pesticide application; landscape snow and ice removal. FIRST USE: 19990600. FIRST USE IN COMMERCE: 19990600

IC 042. US 100 101. G & S: Landscape gardening and design for others; flower, tree, shrub and lawn planting and maintenance for others; landscape tree and shrub care. FIRST USE: 19990600. FIRST USE IN COMMERCE: 19990600

trugreenlandcare.com

trugreenlandcare.net

trugreen-landcare.com

trugreenlandcare.org

EXHIBIT B

Brand Guide

BRAND GUIDE BOOK

TABLE OF CONTENTS

SECTION 1: LOGO USAGE

SECTION 2: COLOR PALETTE

SECTION 3: TYPOGRAPHY

SECTION 4: INTELLECTUAL PROPERTY

SECTION 1

LOGO USAGE

TruGreen LandCare logo one color. Entire logo is PMS 347C

TruGreen LandCare logo black.

LOGO / COLOR BREAKDOWN

Shown above is the TruGreen LandCare® logo in full color and black. CMYK values can be found in the color section.

The full-color logo should be used in broadcast and all color print materials including, but not limited to, direct mail advertising and corporate communications.

The solid black logo should be used for materials that do not allow for color, such as faxes and some newspapers.

LOGO: RECOMMENDED USAGE

Shown above is the TruGreen LandCare® logo in full color and black. CMYK values can be found in the color section.

The solid black logo should be used for materials that do not allow for color, such as faxes and some newspapers.

LOGO: CLEARSPACE

The minimum distance between the TruGreen LandCare® logo and any other graphical element or the edge of the page should be at least 1/3 the height of the logo.

Do not place the logo on high-contrast backgrounds.	Do not scale the logo disproportionately.

Do not place the logo within another shape.	Do not recreate the logo with an alternate typeface.

Do not create screened-down versions of the logo.	Do not change the color of the logo.

LOGO: HOW NOT TO USE THE LOGO

Here are a number of things to avoid when placing the logo into communication materials. Consistency in appearance is extremely important. These guidelines should be followed without exception.

SECTION 2

COLOR PALETTE

PRIMARY COLOR PALETTE

These are the primary colors for the TruGreen LandCare® brand. Included as available are the pantone numbers and CYK values.

SECTION 3

TYPOGRAPHY

The primary TruGreen LandCare® font is Interstate, including several variations of widths and weights.

•Use Interstate Black Condensed for primary headlines and subheads.

• Interstate Black Compressed may be used for headlines and subheads when space is limited.

•Use Interstate Light for body copy.

•Use Interstate Black and Light Italic for emphasis within body copy.

• Large headlines and subheads are generally set in TruGreen Green (when background is white).

•Body copy is generally in black.

TYPEFACE

TruGreen LandCare’s brand typefaces are shown here along with descriptions of specific usage.

SECTION 4

INTELLECTUAL PROPERTY

INTELLECTUAL PROPERTY

The ® mark should be used with every use of “TruGreen LandCare” in a headline or as a free-standing logo, and with the first mention in body copy. The ® should not be used when TruGreen LandCare is used as a noun (e.g. the possessive term, TruGreen LandCare’s).